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                                                                    EXHIBIT 4.3
                                    SPECIMEN
NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

_________ Warrants                                  Certificate Number _________

                           GOLF ONE INDUSTRIES, INC.

                     CLASS B COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, _____ or registered assigns, is the registered holder (the "Holder") of ______ Warrants of Golf One Industries, Inc., a Delaware Corporation (the "Company"). Each Warrant entitles the Holder to purchase from the Company, at any time (within two years from date of issue) (the "Expiration Date"), one share of the Common Stock of the Company for $.10 (the "Exercise Price") (subject to adjustment as hereinafter provided) (the "Conversion Shares"), on the terms and conditions hereinafter provided.

     1. Exercise

          1.1 Manner of Exercise. The Warrants are exercisable by delivery to the Company of the following (The "Exercise Documents") (i) this certificate;
(ii) a written notice of election to exercise the Warrants; (iii) a certificate confirming that the representations and warranties of the original holder of the Warrants in the Agreement are true and correct as of the date of exercise; and
(iv) the Exercise Price (and any applicable transfer taxes).

          Within 30 days following receipt of the foregoing, the Company shall execute and deliver to the Holder a certificate or certificates representing the aggregate number of Conversion Shares purchased by the Holder. No fractional share of Common Stock or scrip shall be issued upon exercise of the Warrants. If more than one Warrant is exercised at any one time by the Holder, the number of full shares of Common Stock issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so exercised. If the computation for determining the number of shares of Common Stock issuable upon exercise of the Warrants shall result in other than a whole number, the Company shall pay to the Holder an amount equal to the fair value of the fractional share, such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to become a record Holder of such Conversion Shares as of the date of receipt by the Company of all the Exercise Documents. If less than all of the Warrants evidenced by this Certificate are exercised, the Company will, upon exercise, execute and deliver to the Holder a new certificate evidencing the Warrants not so exercised.
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          1.2 Compliance with Applicable Federal an State Securities laws.
Notwithstanding any provision of this Certificate to the contrary, the Company shall not be obligated to issue Conversion Shares upon exercise of the Warrants if such issuance would be a violation of federal or applicable state securities Laws.

     2. Adjustments of Exercise Price and Number and Kind of Conversion Shares.

         2.1 In the event that the Company shall at any time hereafter (i) pay a dividend in Common Stock or securities convertible into Common Stock; (ii) subdivide or split its outstanding Common Stock; (iii) combine its outstanding Common Stock into a smaller number of shares; or (iv) issue additional shares of Common Stock without consideration in a transaction substantially similar to or having an effect of the transactions described in clauses (i), (ii) and (iii) above, then the number of Conversion Shares to be issued immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of shares of Common Stock it would have owned immediately prior to such action if it had exercised the Warrants immediately prior to such action and the Purchase Price shall be adjusted to reflect such proportionate increases or decreases in the number of Conversion Shares.

          2.2 In case of any reclassification of the outstanding shares of Common Stock (other than a change covered by Section 2.1 hereof or a change which solely affects the par value of such shares) or in the case of any merger or consolidation or merger in which the Company is not the continuing corporation and which results in any reclassification or capital reorganization of the outstanding shares), the Holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, by a Holder of the number of shares of Common Stock obtainable upon the exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares covered by Section 2.1, then such adjustments shall be made pursuant to both this Section 2.2 and Section 2.1. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations and mergers or consolidations, sales or other transfers.

     3. Transfer. Subject to compliance with applicable securities laws and the conditions set forth in the Agreement, the Warrants are transferable, on the books of the Company maintained for such purpose by Holder in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. If less than all the Warrants Evidenced by this Certificate are transferred, the Company will, upon transfer, execute and deliver to the Holder a new certificate evidencing the Warrants not so transferred.

     4. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon exercise of the Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of the Warrants, the Company shall promptly seek such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
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     5. Notice and Address. All notices, requests, consents and other communications required hereunder shall be in writing and by first class mail or by registered or certified mail, postage prepaid, return receipt requested, and (other than in connection with the exercise of the Warrants) shall be deemed to have been duly made when deposited in the mails upon mailing by first class or by registered or certified mail, postage prepaid, return receipt requested; if addressed to the Holder at the last address of such Holder on the books of the Company, and if addressed to the Company at 2811 Airpark Dr. Santa Maria Ca. 93455 or such other address as the Company may designate in writing.

     6. No Rights as Shareholder. The Holder shall have no rights as a shareholder of the Company with respect to the Conversion Shares until the receipt by the Company of all of the Exercise Documents. Except as may be provided by Section 2 of this Certificate, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Company receives all of the Exercise Documents.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer on __________.

                                       GOLF ONE INDUSTRIES, INC.


                                       By:
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                                       Its:
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